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                                EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







The Board of Directors
St. Francis Capital Corporation:



We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the "Experts" heading in the registration statement.




Milwaukee, Wisconsin                                    KPMG Peat Marwick LLP
December 7, 1998